[GRANT NAME]
NATURE'S SUNSHINE PRODUCTS, INC.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made effective as of [DATE], by and between Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”), and [NAME], an individual (“Participant”).
1.                  Award»
The Company hereby grants to Participant a restricted stock unit award covering [XXXX] shares (the “Shares”) of Common Stock of the Company according to the terms and conditions set forth herein and in the Nature’s Sunshine Products, Inc. Amended and Restated 2012 Stock Incentive Plan (the “Plan”).  Each restricted stock unit (a “Unit”) represents the right to receive one Share, subject to the vesting requirements of this Agreement and the terms of the Plan. The Units are granted under Section 6(c) of the Plan. A copy of the Plan will be furnished upon request of Participant.
For purposes of this Agreement, the following terms shall have the definitions set forth below:
(a)        “Grant Date” shall mean [DATE].
(b)        “Change in Control” shall mean any one of the transactions or events described in subparagraphs (i) through (v) below, provided any such transaction or event must also constitute a “change in control event” as defined in Treasury Regulation §1.409A-3(i)(5).
(i)      approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company;
(ii)     consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities (as defined in subparagraph (iv)) that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in subparagraph (v)) at the time of the approval by the Company’s board of directors (the “Board”) of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);
(iii)    consummation of a sale of all or substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary;
(iv)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more (an “Acquiring Person”) of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subparagraph (iv) shall not be deemed to be a Change in Control Event by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction, as defined in subparagraph (ii); or
(v)     during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of a least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.
(c)        “Disability” shall mean a determination by the Company that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, unable to engage in any substantial gainful activity.
(d)       “Distribution Date” as to any particular Unit shall mean the earliest to occur of the following events:  (i) the Participant’s Separation from Service; (ii) the Participant’s Disability; (iii) a Change in Control; or (iv) with respect to the Vesting Schedule.
(e)        “Separation from Service” shall mean a complete severance of the Participant’s relationship as an employee, officer, consultant, independent contractor, advisor, or director of the Company; provided, however, that a Participant may have a Separation from Service upon resignation or removal as a director even if the director then becomes an officer or employee of the Company. For the sake of clarity, a Separation of Service shall not be deemed to have occurred unless such separation qualifies as a “separation of service” as determined under Section 409A of the Internal Revenue Code.
(f)        “Specified Employee” shall mean an individual who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the  Internal Revenue Code.
2.                  Vesting
Except as otherwise provided in this Agreement, the Units shall vest as follows:

Vest Schedule - Share Units (RSU)
Vest Date	Vest Quantity
[DATE]	XXXX
[DATE]	XXXX
[DATE]	XXXX
[DATE]	XXXX

Notwithstanding anything to the contrary in this agreement, upon a Change in Control, and whether a Separation from Service occurs or not, all Units granted hereunder shall vest as of the date of such Change in Control event.
3.                  Restrictions on Transfer»
The Units may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.
4.                  Forfeiture; Early Vesting»
Except as noted in Section 2 with respect to a Change in Control, if Participant has a Separation from Service prior to vesting of the Units identified in Section 2, all of Participant’s rights to all of the unvested Units shall be immediately and irrevocably forfeited.  Upon forfeiture, Participant will no longer have any rights relating to the unvested Units.

5.                  Miscellaneous»
(a)                Issuance of Shares.  Within 60 days following the Participant’s Distribution Date, the Company shall cause to be issued and delivered to the Participant a certificate or certificates evidencing Shares registered in the name of the Participant (or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be) or to instruct the Company’s transfer agent to electronically deliver such shares to the respective Participant.  The number of Shares issued shall equal the number of Units vested, reduced as necessary to cover applicable withholding obligations in accordance with Section 5(c) hereof.  If it is administratively impracticable to issue Shares within the time frame described above because issuances of Shares are prohibited or restricted pursuant to the policies of the Company that are reasonably designed to ensure compliance with applicable securities laws or stock exchange rules, then such issuance shall occur as soon as administratively practicable.  Notwithstanding the foregoing in this Section 5(a), if the Participant’s Distribution Date results from the occurrence of a Change in Control that would result in the extinguishment or unavailability of the Shares, then, in connection with such Change in Control, the Committee may, in its sole discretion, provide for the replacement of the delivery of the Shares with the delivery of other rights or property, including, without limitation, cash, in accordance with the foregoing provisions of this Section 5(a) and in a manner consistent with Section 4(c) of the Plan.
(b)               Rights as Shareholder.  Units are not actual Shares, but rather, represent a right to receive Shares according to the terms and conditions set forth herein and the terms of the Plan.  Accordingly, the issuance of a Unit shall not entitle the Participant to any of the rights or benefits generally accorded to stockholders unless and until a Share is actually issued under Section 5(a) hereof.
(c)                Taxes.  Participant acknowledges that Participant will consult with his/her personal tax advisor regarding the applicable federal, state, local or foreign tax consequences that arise in connection with this Agreement.  In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are Participant’s sole and absolute responsibility, are withheld or collected from Participant, if and to the extent required by applicable law.
(d)               Subject to Plan.  This Award is subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, this Award is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.  A copy of the Plan will be furnished upon request of the Participant.  In the event that any provision of this Award conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.
(e)                No Right to Continued Service.  This Agreement shall not confer on the Participant any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company or its shareholders to terminate such service at any time.
(f)                 Confidentiality. This Agreement, including, without limitation, the grant made hereunder, constitute confidential information and Participant agrees not to use or divulge such confidential information, or permit others to use or divulge such confidential information, for any reason; provided, however, Employee may divulge such confidential information to his/her tax, accounting or legal advisor strictly for purposes of receiving professional advice or to exercise his/her rights hereunder. This confidentiality provision is not exclusive of any other obligation of confidentiality of Participant, including, without limitation, any obligation of confidentiality set forth in a separate confidentiality agreement between Participant and the Company.
(g)                Governing Law.  The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Utah.
(h)               Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.
(i)               No Trust or Fund Created.  Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) and Participant or any other person.
(j)                 Section 409A Provisions.  If a payment has become payable on account of the Participant’s Separation from Service, and if such Participant is determined to be a Specified Employee, such payment shall not be paid before the date which is six months after such Specified Employee’s Separation From Service (or, if earlier, the date of death of such Specified Employee).  Following any applicable six month delay of payment, all such delayed payments shall be made to the Specified Employee in a lump sum on the earliest possible payment date.

(k)                 Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.
[Signature page follows]

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.
 NATURE’S SUNSHINE PRODUCTS, INC.

By:
            Joseph W. Baty
Its:        Executive Vice President, CFO & Treasurer

PARTICIPANT

NAME, an individual